Form 10KSB, Exhibit 13
period 1998-06-30
DESERT SPRINGS ACQUISITION CORP
filed 1998-12-04
CIK 810932

--------------------------------------------------------------------------------

                                    Exhibit F

                          Audited Financial Statements
                          June 30, 1998, 1997 and 1996

--------------------------------------------------------------------------------

                     Desert Springs Acquisition Corporation

                          (a Development Stage Company)

                              Financial Statements

                             June 30, 1998 and 1997

                                    CONTENTS



Accountants' Report ........................................................   3

Balance Sheets .............................................................   4

Statements of Operations ...................................................   5

Statements of Stockholders' Equity .........................................   6

Statements of Cash Flows ...................................................   7

Notes to the Financial Statements ..........................................   8

                   [LETTERHEAD OF CROUCH, BIERWOLF & CHISHOLM]
                         Certified Public Accountants

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
Desert Springs Acquisition Corporation

We have audited the accompanying balance sheets of Desert Springs Acquisition Corporation (a development stage company) as of June 30, 1998 and 1997 and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 1998, 1997 and 1996 and from inception of the development stage on July 1, 1991 through June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statement for the period October 3, 1986 (inception) through June 30, 1989 were audited by other accountants, who gave an unqualified opinion on their report dated September 25, 1989.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Desert Springs Acquisition Corporation (a development stage company) as of June 30, 1998 and 1997 and the results of its operations and cash flows for the years ended June 30, 1998, 1997 and 1996 and from inception of the development stage on July 1, 1991 through June 30, 1998 in conformity with generally accepted accounting principles.


/s/ CROUCH, BIERWOLF & CHISHOLM

Salt Lake City, Utah
October 31, 1998

                     Desert Springs Acquisition Corporation
                          (A Development Stage Company)
                                 Balance Sheets

                                     ASSETS

                                                                     June 30
                                                             ----------------------
                                                                1998         1997
                                                             ---------    ---------
ASSETS                                                       $    --      $    --
                                                             ---------    ---------
     TOTAL Assets                                            $    --      $    --
                                                             =========    =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

     Accounts payable                                        $  27,301    $  27,301
     Accounts payable - related party (Note 6)                   7,551        7,551
                                                             ---------    ---------
          Total Liabilities                                     34,852       34,852
                                                             ---------    ---------
STOCKHOLDERS' EQUITY

  Common stock, $.0001 par value;
   500,000,000 shares authorized;
   2,542,500 and 1,942 500 shares
   issued and outstanding respectively                             254          194

  Additional paid-in capital                                   425,981      420,041

  Retained Deficit                                            (461,087)    (455,087)
                                                             ---------    ---------
     Total Stockholders' Equity                                (34,852)     (34,852)
                                                             ---------    ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $    --      $    --
                                                             =========    =========



    The accompanying notes are an integral part of these financial statements

                     Desert Springs Acquisition Corporation
                          (A Development Stage Company)
                            Statements of Operations

                                                                                    From
                                                                              Inception of the
                                                                              Development Stage
                                               For the Years Ended             on July 1, 1991
                                                     June 30                       Through
                                    -----------------------------------------      June 30,
                                       1998            1997          1996           1998
                                    -----------    -----------    -----------    -----------
REVENUES                            $      --      $      --      $      --      $      --
                                    -----------    -----------    -----------    -----------
EXPENSES
     GENERAL & ADMINISTRATIVE             6,000         22,234         25,034         56,454
                                    -----------    -----------    -----------    -----------
NET LOSS FROM OPERATIONS                 (6,000)       (22,234)       (25,034)       (56,454)

NET LOSS FROM
     DISCONTINUED OPERATIONS               --             --             --         (404,633)
                                    -----------    -----------    -----------    -----------
NET LOSS                            $    (6,000)   $   (22,234)   $   (25,034)   $  (461,087)
                                    ===========    ===========    ===========    ===========

LOSS PER SHARE                      $     (0.00)   $     (0.01)   $     (0.02)   $     (0.38)
                                    ===========    ===========    ===========    ===========

WEIGHTED AVERAGE
     SHARES OUTSTANDING               2,074,500      1,942,500      1,673,000      1,205,011
                                    ===========    ===========    ===========    ===========


    The accompanying notes are an integral part of these financial statements

                     Desert Springs Acquisition Corporation
                          (A Development Stage Company)
                       Statements of Stockholders' Equity
             From Inception, of the Development Stage On July 1,1991
                              through June 30, 1998

                                              Common Stock            Additional
                                        ------------------------       Paid-in      Accumulated
                                         Shares          Amount        Capital        Deficit
                                        ---------      ---------      ---------      ---------
Balance on June 30, 1991                  690,500      $      69      $ 404,564      $(404,633)

Contributions from
   shareholders                              --             --              624           --

Net loss for the year
  ended June 30, 1992                        --             --             --             (624)
Contributions from
  shareholders                               --             --              624           --

Net loss for the year
  ended June 30, 1993                        --             --             --             (624)
                                        ---------      ---------      ---------      ---------

Balance on June 30, 1993                  690,500             69        405,812       (405,881)

Contributions from
  shareholders                               --             --              624           --

Net loss for the year
  ended June 30, 1994                        --             --             --             (624)
                                        ---------      ---------      ---------      ---------

Balance on June 30, 1994                  690,500             69        406,436       (406,505)

Contributions from
  Shareholders                               --             --            1,210           --
Net loss for the year
ended June 30,1995                           --             --             --           (1,314)
                                        ---------      ---------      ---------      ---------

Balance on June 30, 1995                  690,500             69        407,646       (407,819)

Stock issued for services (Note 3)      1,252,000            125         12,395           --

Net loss for the year ended
  June 30, 1996                              --             --             --          (25,034)
                                        ---------      ---------      ---------      ---------

Balance on June 30, 1996                1,942,500            194        420,041       (432,853)

Net loss for the year ended
  June 30, 1997                              --             --             --          (22,234)
                                        ---------      ---------      ---------      ---------

Balance on June 30, 1997                1,942,500            194        420,041       (455,087)

Stock issued for services (Note 3)        600,000             60          5,940           --

Net loss for the year ended
  June 30, 1998                              --             --             --           (6,000)
                                        ---------      ---------      ---------      ---------

Balance on June 30, 1998                2,542,500      $     254      $ 425,981      $(461,087)
                                        =========      =========      =========      =========


    The accompanying notes are an integral part of these financial statements

                     Desert Springs Acquisition Corporation
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                       From
                                                                                  Inception of the
                                                   For the Years Ended           development stage
                                                         June 30                  on July 1, 1991
                                          ------------------------------------        Through
                                            1998          1997          1996       June 30, 1998
                                          --------      --------      --------     -------------
Cash Flows From Operating Activities

  Net Income/(loss)                       $ (6,000)     $(22,234)     $(25,034)      $(56,454)
  Less non-cash items:

     Stock issued for services               6,000          --          12,520         18,520
     Increase in accounts payable             --          22,234        12,514         34,852
                                          --------      --------      --------       --------
       Net Cash Provided (Used) by
         Operating Activities                 --            --            --           (3,082)
                                          --------      --------      --------       --------

Cash Flows from Investing Activities
       Net Cash Provided (Used) by
         Investing Activities                 --            --            --             --
                                          --------      --------      --------       --------

Cash Flows from Financing Activities

     Contributions by Shareholders            --            --            --            3,082
                                          --------      --------      --------       --------

       Net Cash Provided (Used) by
         Financing Activities                 --            --            --            3,082
                                          --------      --------      --------       --------

       Net Change in Cash                     --            --            --             --
                                          --------      --------      --------       --------
Cash and Cash Equivalents at
  Beginning of Period                         --            --            --             --
                                          --------      --------      --------       --------
Cash and Cash Equivalents at
  End of Period                           $   --        $   --        $   --         $   --
                                          ========      ========      ========       ========
Supplemental Cashflow Information:
  Cash Paid For:
     Interest                             $   --        $   --        $   --         $   --
                                          ========      ========      ========       ========
     Income Taxes                         $   --        $   --        $   --         $   --
                                          ========      ========      ========       ========

                     Desert Springs Acquisition Corporation
                          (A Development Stage Company)
                        Notes to the Financial Statements
                             June 30, 1998 and 1997

NOTE 1 - Summary Of Significant Accounting Policies

     a.   Organization

          Desert Springs Acquisition Corporation (the Company), is a Colorado Corporation organized October 3, 1986, as successor to WTS III Capital Corporation (WTS). WTS was organized as a "Blank Check" company and conducted a public offering of its securities pursuant to a Registration statement on Form S-18 filed with the Denver Regional Office of the Securities and Exchange Commission which was effective on August 11, 1987. The offering closed after receipt of the maximum proceeds of $300,000.

          On October 7, 1987 WTS acquired 100% of Bartel Financial Group, Inc. (BFG, Utah), a Utah corporation in a reverse acquisition.

          The Company and its wholly-owned subsidiary BFG (Utah), had no employees and conducted business solely through BFG Publishers, Inc., a Utah corporation, which is the wholly-owned subsidiary of BFG (Utah). Through BFG Publishers, Inc., the Company was engaged in publishing and distributing investment advisory newsletters to approximately 15,000 subscribers. During the fiscal year June 30, 1991 the subsidiary companies discontinued their operations and eventually were dissolved by the State of Utah. The Company, therefore began the development stage on July 1, 1991. On July 11, 1995, the Board of Directors changed the name of the Company to Desert Springs Acquisition Corporation and is currently seeking a business opportunity or merger candidate.

     b.   Fiscal Year End

          The  Company has elected a fiscal year closing of June 30.

     c.   Recognition of Revenue

          The Company recognizes income and expense on the accrual basis of accounting.

     d.   Earnings (Loss) Per Share

          The  computation of earnings per share of common stock is

                     Desert Springs Acquisition Corporation
                          (A Development Stage Company)
                        Notes to the Financial Statements
                             June 30, 1998 and 1997

NOTE 1 - Summary of Significant Accounting Policies (Continued)

     based on the weighted average number of shares outstanding at the date of the financial statements.

     e.   Provision for Income Taxes

          No provision for income taxes have been recorded due to net operating loss carryforwards totaling approximately $1,103,234 that will be offset against future taxable income. These NOL carryforwards begin to expire in the year 1999. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carryforward will expire unused. Accordingly, Per FASB 109 the potential tax benefits of the loss carryforward are offset by the valuation of the same amount.

     f.   Cash and Cash Equivalents

          The company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

NOTE 2 - Going Concern

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no assets and has had recurring operating losses for the past several years and is dependent upon financing to continue operations. Management's plan is to find a viable business to merge with in order to provide working capital as needed. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - Stockholders' Equity

          Beginning in 1992, the stock transfer fees have been paid by shareholders. The shareholders do not expect repayment, and thereby, they have contributed the amounts to the Company.

          On July 11, 1995, the Board  authorized a reverse stock split of 1 for
     200. These financial statements have been retroactively restated to reflect the split.

          On September 18, 1995, the Company entered a financial service agreement with Traders Exchange, Inc., James Bartel and Polyandrous Trading Group, Inc. whereby these consultants will

                     Desert Springs Acquisition Corporation
                          (A Development Stage Company)
                        Notes to the Financial Statements
                             June 30, 1998 and 1997

NOTE 3 - Stockholders' Equity (Continued)

     provide various services for stock at a rate of $.01 per share. 1,252,000 shares were issued during 1996 valued at $12,520.

          On March 1, 1998, the Company issued 600,000 shares of common stock at a rate of $.01 per share in exchange for $6,000 in services.

NOTE 4 - Development Stage Company

          The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital and searching for a business operation with which to merge or assets to acquire, in order to generate significant operations.

NOTE 5 - Related Party Transactions

          James Bartel, an officer of the Company, has paid for various expenses of the Company in the amount of $7,551. A payable currently exists to Mr. Bartel in the same amount.

          As described in Note 3, James Bartel, an officer and major shareholder has entered into a financial service agreement with the Company. During 1996, Mr. Bartel received 400,000 shares for the services provided under this agreement.